EXHIBIT 32.1
Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Snap-on Incorporated (the “Company”) on Form 10-K for the period ended January 3, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Nicholas T. Pinchuk as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Nicholas T. Pinchuk
Nicholas T. Pinchuk
Chief Executive Officer
February 12, 2026

126	SNAP-ON INCORPORATED